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                                                                      Exhibit 99

                             MEMORANDUM OF UNDERSTANDING

The following is an Memorandum of Understanding between the following parties, Michael Siegel (MS), Mail Call Inc., a Florida Corporation (MC), Ron Schnell
(RS), both individually and as President of Mail Call, Inc., with and between Kensington International Holding, Inc., AKA The Kensington Company, Inc. (referred to as "KEN"). This MOU was signed June 26, 1999 & all parties hereinafter referred to as "Parties" collectively.

All of the parties are desirous to enter into a mutually beneficial business relationship based on the following representations:

1. MS represents that he owns 48.25% of MC (600 shares) free and clear, and RS represents that he owns 48.25% (600 shares) of MC free and clear and that the balance of MC (45 shares) is owned by Sandra Sloane. The stock may be pledged for $80,000 borrowed against a $100,000 bank line of credit.

2. Mail Call and RS have developed source codes, trademarks, copyrighted materials and other technologies in MC and MC has an operational method of accessing and managing e-mail from any telephone in the world. MC was incorporated in April 1997.

3. KEN has an interest in purchasing some of MC's stock, provided MS substantially dilutes his interest as discussed. KEN proposes to pay the accounts payable of $12,885 and take over and pay the Godel loan for $15,600 and cover the operating cash short falls for the next 120 days, after cash receipts have been applied to the operating expenses, which shall include $2,000 cash a month plus $6,000 accrued for RS. A condition precedent to paying the items listed in the preceding sentence is that MS agrees to dilute his existing ownership interest of 48.25% down to 16.09% with the difference going to KEN (32.16%), or its assigns, in consideration for KEN paying to MS the sum of $25,000. Half of this amount of stock shall be issued to KEN upon the payment of the $25,000 and the balance of the MS stock will be issued once both MS and RS are removed from the existing line of credit which shall occur within 60 days of this agreement. In addition, KEN shall receive additional stock from MC (4.02%) for its direct investments into MC as is stated in the first sentence of this paragraph, 2% when the first $20,000 is invested and the balance of 2.02% when a total of $50,000 has been invested. KEN will attempt to raise an additional $1,000,000 from third parties within 90 to 120 days. The existing percentage stock ownership, what it will be after Ken becomes involved and what it will be if another $1,000,000 ("*" these percentages may change depending on what the new investors need) are listed below (the post-$1MM percentages are agreed to by the Parties if KEN successfully raises $1,000,000 or more within 120 days of the signing of this letter.)

     Now                      After KEN                After $1,000,000
RS   48.25%                   43.98%                   33.09%
MS   48.25%                   14.64%                   11.01%
SS    3.50%                    3.20%                    2.40%
KEN      0%                   36.18%                   40.50%
Moradi   0%                    2.00%                    3.00%
New Investors                     0%                   10.00%
---------------------------------------------------------------
    100.00%                  100.00%                  100.00%

Subsequent to the $1,000,000 investment, if additional investment is agreed to by the board, and it occurs, it is agreed that, if dilution is necessary, the Parties will be diluted on a prorated basis. KEN has the first right to find additional investors for 120 days. Initial funding in 10 days or less.

4. KEN CFO and its auditors will do the accounting and MS will resign as an officer and director. RS's signature will be required for all disbursements.

5. MC agrees to allow KEN to license its technology and/or the right of first refusal, to representatives in South America, subject to the President's approval of performance standards & royalties.

6. The Board will comprise of RS, a director appointed by RS, and one appointed by KEN until new investors invest in MC at which time the board may be expanded. MS, RS, and MC agree not to negotiate independently with KEN's identified new investors. KEN will not disclose MC information without MC permission.